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                                                                   Exhibit 12.12



SUPPLEMENTAL SCHEDULE -- CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY REAL PROPERTY INVESTORS-TWO LP
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                Year End.  Year End.   Year End.   Year End.   Year End.
                                                                  1996        1997       1998        1999        2000
                                                             -----------------------------------------------------------
Earnings:
  Pretax income (loss)                                             $  17      $  88       $ (59)     $ (158)      $ 185

Fixed Charges:
  Interest expense                                                   776        743         706         679         883
  Interest factor of rental expense                                    -          -           -           -           -
                                                             -----------------------------------------------------------
             Total fixed charges                                     776        743          706        679         883
                                                             -----------------------------------------------------------

             Total earnings                                          793        831         647         521       1,068

             Total fixed charges                                     776        743         706         679         883
                                                             -----------------------------------------------------------

                                                             -----------------------------------------------------------
Ratio of earnings to fixed charges                                  1.02       1.12        0.92        0.77        1.21
                                                             -----------------------------------------------------------

                                                             -----------------------------------------------------------
  Deficiency to cover fixed charges                                    -          -          59         158           -
                                                             -----------------------------------------------------------